Exhibit 10.3

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan

Founder’s Grant Award Agreement

THIS FOUNDERS’ GRANT AWARD AGREEMENT (the “Agreement”) is granted under the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”), effective as of                         , 2007, and is entered into by and between PharMerica Corporation, a Delaware Corporation (the “Company”), and                                          (the “Recipient”).

Preliminary Statements

WHEREAS, the Company and the Recipient have entered into an employment agreement, dated                         , 2007 (the “Employment Agreement”);

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Recipient this award, comprised of a non-qualified stock option (the “Option”) to purchase a certain number of shares of the Company’s common stock (the “Stock”), and shares of restricted Stock (the “Restricted Shares”) in order to provide the Recipient with a significant equity interest in the Company so that he or she will have a greater incentive to perform at the highest level and further the interests of the Company and the shareholders of the Company (the combination of the Option and the Restricted Shares, the “Award”) ; and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Employment Agreement, and if not therein, then in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

I.	THE OPTION:

1. Grant of Option. On the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Recipient an Option to purchase from the Company              shares of Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The date of grant of this Option is                         , 2007 (the “Grant Date”).

The Recipient’s right, if any, to continue to be employed by the Company will not be enlarged or otherwise affected by the receipt of this Option, and the receipt of this Option will not in any way restrict the right of the Company to terminate the Recipient’s employment at any time.

2. Price. The purchase price (the “Option Price”) for the shares of Stock subject to the Option granted by this Agreement is $             per share, which is equal to the Fair Market Value of the Stock on the Grant Date.

3. Vesting of the Option. The Option granted pursuant to this Agreement shall vest and become exercisable in accordance with the following provisions:

(a) Vesting of the Option. Provided that the Recipient remains in the continuous employment of the Company through the vesting period, the Option shall vest and become exercisable in accordance with the following schedule:

Vesting Date	No. of Shares Vested	Total Percentage of Option Vested
1st Anniversary of Grant Date		25%

2nd Anniversary of Grant Date		50%

3rd Anniversary of Grant Date		75%

4th Anniversary of Grant Date		100%

There shall be no proportional vesting prior to any Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Option. The Option shall become fully vested and exercisable upon the occurrence of any of the following events:

(i) the termination of the Recipient’s employment with the Company (A) by the Recipient for Good Reason, or (B) by the Company for any reason other than for Cause;

(ii) the termination of the Recipient’s employment with the Company by reason of the Recipient’s death or Disability; and

(iii) within one (1) year following a Change in Control, (A) the Recipient’s employment is terminated by the Company without Cause, or (B) the Recipient terminates his employment for any of the reasons specified in Section 5(d)(ii) of the Recipient’s Employment Agreement and provided that the Recipient executes a non-revocable written release in the form attached to the Recipient’s Employment Agreement as Exhibit 1.

(iv) Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate the vesting of the Option at any time.

(c) Forfeiture of the Option. The Option shall be subject to forfeit in accordance with the following provisions:

(i) the unvested portion of the Option shall automatically be forfeited upon the date that the Recipient ceases employment with the Company for any reason other than the Recipient’s termination for Cause.

(ii) if the Recipient is terminated by the Company for Cause, the Option, whether or not vested, shall automatically and immediately terminate as of the morning of the date of such removal for Cause.

4. Exercise of the Option. Except as otherwise provided herein, the Option granted pursuant to this Agreement shall be exercisable as follows:

(a) Exercise by the Recipient. Only the Recipient receiving the Option (or, in the event of the Recipient’s legal incapacity or incompetency, the Recipient’s guardian or legal representative and in the case of the Recipient’s death, the Recipient’s estate) may exercise the Option.

(b) Option Term. Any non-forfeited portion of the Option shall be exercisable until the date it terminates. The Option shall no longer be exercisable and shall terminate upon the earliest to occur of:

(i) the seven (7) year anniversary of the Grant Date;

(ii) the one (1) year anniversary of the termination date of the Recipient’s employment with the Company on account of death or Disability;

(iii) the ninetieth (90th) day after the day that the Recipient’s employment with the Company is terminated for any reason other than termination for Cause; or

(iv) the morning of the day that the Recipient’s employment is terminated by the Company for Cause.

(c) Method of Exercise of Option. The Recipient (or the Recipient’s representative) may exercise the Option in whole or in part, at any time to the extent it is then exercisable, by giving written notice to the Company, which notice shall include the number of shares of Stock for which it is being exercised and the form of payment. The Recipient may exercise the Option by making payment of the aggregate Option Price for the portion of the Option being exercised, and of any associated withholding tax obligations, in any of the following manners: (a) in cash (including by wire transfer or by a personal check backed by sufficient funds); (b) by surrendering and attesting to ownership of vested and nonforfeitable securities of the class then subject to the option with an aggregate Fair Market Value on the date of exercise equal to total amount owed; (c) by electing to receive securities of the class then subject to the option having a Fair Market Value, as of the date of exercise, equal to the excess, if any, of (i) the Fair Market Value on the date of exercise of the securities subject to your exercise over (ii) the sum of the aggregate Option Price, and the applicable tax withholding amounts, for such exercise; (d) in any other manner previously approved by the Board or the Committee; or (e) through any combination of the foregoing. Securities purchased by the Recipient, by exercising the Option, shall be delivered to the Recipient as promptly as reasonably practicable after the exercise. However, if applicable, no such election to use shares of Stock for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements under Rule 16b-3(e) under the Securities Exchange Act of 1934, or any successor rule, to the extent applicable.

5. Rights as Stockholder. With respect to the Option, neither the Recipient nor any executor or administrator of the Recipient’s estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and the Recipient (or of such personal representative or administrator of the Recipient’s estate) has been entered as the stockholder of record on the books of the Company.

6. Withholding of Taxes. If the Company is obligated to withhold federal, state and local income taxes to the extent that the Recipient realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option, then the Recipient agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Recipient, and also agrees that upon demand the Recipient will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in any manner set forth in Section 4(c) above.

II.	THE RESTRICTED STOCK:

1. Grant of Restricted Shares. On the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Recipient              shares of restricted Stock (the “Restricted Shares”). The date of grant of the Restricted Shares is                         , 2007 (the “Grant Date”).

2. Vesting of the Restricted Shares. The Restricted Shares granted pursuant to this Agreement shall vest and all restrictions shall lapse thereon as follows:

(a) General Vesting Conditions of the Restricted Shares. Provided that the Recipient remains in the continuous employment of the Company through the vesting period, the Restricted Shares shall vest and all restrictions thereon shall lapse thereon on the third (3rd) anniversary of the Grant Date (the “Vesting Date”). There shall be no proportional vesting prior to the Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Restricted Shares. The Recipient shall vest in the Restricted Shares and any restrictions thereon shall lapse in accordance with the following provisions:

(i) the termination of the Recipient’s employment with the Company by the Recipient for Good Reason or by the Company for any reason other than for Cause;

(ii) the termination of the Recipient’s employment with the Company by reason of the Recipient’s death or Disability; and

(iii) within one (1) year following a Change in Control, (A) the Recipient’s employment is terminated by the Company without Cause, or (B) the Recipient terminates his employment for any of the reasons specified in Section 5(d)(ii) of the Recipient’s Employment Agreement and provided that the Recipient executes a non-revocable written release in the form attached to the Recipient’s Employment Agreement as Exhibit 1.

(iv) Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate the vesting of the Option at any time.

(c) Forfeiture of the Restricted Shares. The unvested Restricted Shares shall automatically be forfeited on the date that the Recipient ceases to be employed by the Company.

3. Dividends. The Recipient shall have a right to receive cash dividends, to the extent declared by the Board of Directors, which are paid with respect to his/her Restricted Shares after the Grant Date until the date on which the Recipient’s interest in such Restricted Shares has been forfeited.

4. Voting Rights. The Recipient shall have a right to vote the Restricted Stock related to his Award after the Grant Date until the date on which the Recipient’s interest in such Restricted Stock has been forfeited.

5. 83(b) Election. The Recipient, having been granted Restricted Stock subject to a “substantial risk of forfeiture,” may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income the fair market value (determined without regard to the restrictions) of such Restricted Stock as of the Grant Date. If the Recipient makes the Section 83(b) election, the Recipient shall (i) make such election in a manner that is satisfactory to the Company, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Company may reasonably require in its sole and absolute discretion.

6. Tax Payment Upon Vesting.

(a) At such time as the Recipient becomes vested in the Restricted Shares, the Recipient (or his/her personal representative) shall deliver to the Company, within ten (10) days after the occurrence of the vesting event specified above (or in the event of death, within ten (10) days of the appointment of the personal representative) (a “Payment Date”), either a check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Recipient and the Company by reason of the vesting of the Restricted Shares, or a withholding election form to be provided by the Company upon request by the Recipient (or personal representative).

(b) In the event the Recipient or his personal representative elects to satisfy the withholding obligation by executing the withholding election form, the Recipient’s actual number of vested shares of Restricted Shares shall be reduced by the smallest number of whole shares of Common Stock of the Company which, when multiplied by the Fair Market Value of the Common Stock on the Payment Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Restricted Shares. In the event that the Recipient fails to tender either the required certified check or withholding election, the Recipient shall be deemed to have elected and executed the withholding election form.

(c) Upon receipt of payment in full of all withholding tax obligations, the Company shall enter the Recipient (or of such personal representative or administrator of the Recipient’s estate) as the stockholder of record of such released Restricted Shares on the books of the Company.

III.	OTHER TERMS AND CONDITIONS:

1. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Award is granted, a proportionate and appropriate adjustment shall be made by the Board in the number and kind of shares subject to the Award, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. With respect to the Option, any such adjustment in the Award shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board shall, in such manner as the Board deems appropriate, adjust (i) the number and kind of shares subject to the Award and/or (ii) the Grant Price of the Option to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Except as provided below, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Award shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Award would have been entitled immediately following such reorganization, merger, or consolidation, and if applicable, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event of a Change in Control (as such term is defined in the Plan), the Board may (i) make provisions in connection with such transaction for the continuation of the Award; (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under the Award; (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert the Award into an award of at least equal value, determined as of the date of the transaction, to purchase stock and/or receive restricted stock of the acquiring or surviving entity; (iv) terminate the Award effective upon the date of the applicable transaction and either make, within sixty (60) days after the date of the applicable transaction, a cash payment to the Recipient equal to (A) the difference between the Grant Price of the Option and the Fair Market Value, as of the date of the applicable transaction, of the shares of Stock subject to the Option, and (B) the product of the Fair Market Value of a share of Stock on the date of the applicable transaction multiplied by the total number of unvested Restricted Shares then held by the Recipient, or give the Recipient the right to exercise, in whole or in part, the vested portion of the Option for thirty (30) days immediately before the occurrence of such termination; or (v) accelerate the expiration of the Award to a date not earlier than the fifteenth day after the date of the applicable transaction; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient as determined at the time of such modification.

2. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Award if the sale or issuance of such shares would constitute a violation by the Recipient or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Award, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Award may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant to the Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Award and/or the Option shall not be exercisable unless and until the shares of Stock covered by the Award are registered or are subject to an available exemption from registration, the exercise of the Award and/or the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

3. Restrictions On Transfer. Other than by will or under the laws of descent and distribution, the Recipient shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of any unvested portion of the Award, whether outright or as security, with or without consideration, voluntary or involuntary. Any such transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

4. Interpretation of this Agreement. All decisions and interpretations made by the Committee or the Board with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Recipient and any other person entitled to receive the benefits of the Award as provided for herein.

5. Governing Law. The validity, interpretation and enforcement of this Agreement are governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws principles, and by the laws of the United States of America.

6. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Award provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

7. Notice. Any notice hereunder by the Recipient to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Recipient. Any notice hereunder by the Company to the Recipient shall be in writing and shall be deemed duly given if mailed or delivered to the Recipient at the address specified below by the Recipient for such purpose, or if so mailed or delivered to such other address as the Recipient may hereafter designate by written notice given to the Company.

8. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

9. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Recipient; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

RECIPIENT

DATE:

RECIPIENT’S ADDRESS: